EX-99.906CERT

                                 CERTIFICATIONS

Ralph W. Bradshaw, Chief Executive Officer, and Frank J. Maresca, Chief Financial Officer, of Cornerstone Strategic Value Fund, Inc. (the "Registrant"), each certify to the best of his knowledge that:

   1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2010 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                    CHIEF FINANCIAL OFFICER

Cornerstone Strategic Value Fund, Inc. Cornerstone Strategic Value Fund, Inc.

/s/ Ralph W. Bradshaw                              /s/ Frank J. Maresca
----------------------                             ---------------------
Ralph W. Bradshaw, President                       Frank J. Maresca, Treasurer


Date:  March 8, 2011                               Date:  March 8, 2011



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO CORNERSTONE STRATEGIC VALUE FUND, INC. AND WILL BE RETAINED BY CORNERSTONE STRATEGIC VALUE FUND, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.